September 8, 2008

Via Fax (604) 739-9394

Mr. Donald A. Mosher
Amerpro Industries Inc.
1708 West 6th Avenue
Vancouver, Canada V6J 5E8

RE:
Termination of Participation and Exclusivity Agreement dated effective June 10, 2008 (the “Participation Agreement”) as amended in the Amending Agreement dated effective July 31, 2008 (the “Amending Agreement”).

Dear Mr. Mosher:

The Amerpro Industries Inc. and Amerpro Industries US Ltd. (collectively referred herein as “Amerpro”) Participation Agreement as amended in the Amending Agreement provided for closing for Amerpro’s participation in Gulf Western’s oil and gas lease interests in Wharton County, Texas to occur on August 28, 2008.  Amerpro failed to close on the date provided, and please consider this formal notice that Gulf Western terminates the referenced agreement.

The Deposit totaling $100,000 referenced in paragraph 5 of the Amending Agreement is forfeited by Amerpro and is retained by Gulf Western.

Very truly yours,

/s/ Wm. Milton Cox
Wm. Milton Cox
Chairman and CEO
Gulf Western Petroleum Corporation

Cc:	Lang Michener LLP	Porter & Hedges LLP
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	Vancouver, Canada V6E 4NY	Houston, TX 77002
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	Fax: (604) 685-7084	Fax: (713) 226-6294